FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Becky Howland, Ph.D.
Vice President, Investor Relations	Sr. Director, Corporate Communications
(408) 875-6627	(408) 875-9350
kevin.kessel@kla.com	becky.howland@kla.com

KLA CORPORATION REPORTS FISCAL 2020 FIRST QUARTER RESULTS

•	Record quarterly revenue of $1.4 billion, above the guidance range of $1.31 to $1.39 billion

•	GAAP EPS of $2.16 per share; record non-GAAP EPS of $2.48 per share, also above the guidance range of $2.04 to $2.34 per share

•	Recently announced a 13% increase in the quarterly dividend level to $0.85 per share, the tenth consecutive annual dividend increase

MILPITAS, Calif., October 30, 2019 -KLA Corporation (NASDAQ: KLAC) today announced operating results for its first quarter of fiscal year 2020, which ended on September 30, 2019, and reported GAAP net income attributable to KLA of $347 million and GAAP earnings per diluted share attributable to KLA of $2.16 on revenues of $1,413 million.

“KLA delivered a strong result in the September quarter, with revenue and GAAP and non-GAAP EPS finishing above the range of guidance, a result of solid execution in what continues to be a challenging overall industry environment,” commented Rick Wallace, president and CEO of KLA. “As a global leader in process control and supplier of process-enabling solutions for the data era, KLA is at the forefront of the most important industry trends and technology inflections in the electronics industry. Our performance in the September quarter demonstrates KLA is benefiting from our long-term strategies for growth, technology leadership and operational excellence.”

GAAP Results
	Q1 FY 2020	Q4 FY 2019	Q1 FY 2019
Revenues	$1,413 million	$1,258 million	$1,093 million
Net Income Attributable to KLA	$347 million	$218 million	$396 million
Earnings per Diluted Share Attributable to KLA	$2.16	$1.35	$2.54

Non-GAAP Results
	Q1 FY 2020	Q4 FY 2019	Q1 FY 2019
Net Income Attributable to KLA	$398 million	$289 million	$384 million
Earnings per Diluted Share Attributable to KLA	$2.48	$1.78	$2.46
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. Non-GAAP results include the impact of recurring stock-based compensation, but exclude the impact of acquisitions or pending acquisitions, restructuring, severance, merger and other related charges and certain discrete tax items. KLA will discuss the results for its fiscal year 2020 first quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
About KLA:
KLA Corporation, formerly known as KLA-Tencor Corporation, (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Additional information may be found at: www.kla.com.

Use of Non-GAAP Financial Information:

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement KLA’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses (benefits), as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA’s operating performance and its prospects in the future. Specifically, KLA believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA’s financial performance by excluding certain costs and expenses (benefits) that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses (benefits) to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	September 30, 2019	June 30, 2019
ASSETS
Cash, cash equivalents and marketable securities	$1,751,522	$1,739,385
Accounts receivable, net	1,066,188	990,113
Inventories	1,254,240	1,262,500
Other current assets	283,799	323,077
Land, property and equipment, net	475,210	448,799
Goodwill	2,263,689	2,211,858
Deferred income taxes, non-current	216,629	206,141
Purchased intangible assets, net	1,549,201	1,560,670
Other non-current assets	368,921	265,973
Total assets	$9,229,399	$9,008,516
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$221,388	$202,416
Deferred system revenue	277,515	282,348
Deferred service revenue	201,245	206,669
Current portion of long-term debt	250,000	249,999
Other current liabilities	993,299	827,054
Total current liabilities	1,943,447	1,768,486
Non-current liabilities:
Long-term debt	3,174,130	3,173,383
Deferred tax liabilities	688,170	702,285
Deferred service revenue	101,001	98,772
Other non-current liabilities	643,032	587,897
Total liabilities	6,549,780	6,330,823
Stockholders’ equity:
Common stock and capital in excess of par value	1,999,845	2,017,312
Retained earnings	733,173	714,825
Accumulated other comprehensive income (loss)	(71,855)	(73,029)
Total KLA stockholders' equity	2,661,163	2,659,108
Non-controlling interest in consolidated subsidiary	18,456	18,585
Total stockholders’ equity	2,679,619	2,677,693
Total liabilities and stockholders’ equity	$9,229,399	$9,008,516

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three Months Ended September 30,
(In thousands, except per share amounts)	2019	2018
Revenues:
Product	$1,057,975	$829,227
Service	355,439	264,033
Total revenues	1,413,414	1,093,260
Costs and expenses:
Costs of revenues	604,241	381,387
Research and development	210,580	153,530
Selling, general and administrative	188,345	114,438
Interest expense and other, net	38,732	16,337
Income before income taxes	371,516	427,568
Provision for income taxes	25,120	31,624
Net income	346,396	395,944
Less: Net loss attributable to non-controlling interest	(129)	—
Net income attributable to KLA-Tencor	$346,525	$395,944
Net income per share attributable to KLA-Tencor:
Basic	$2.18	$2.55
Diluted	$2.16	$2.54
Weighted-average number of shares:
Basic	158,697	155,221
Diluted	160,131	156,083

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flow

	Three months ended
	September 30,
(In thousands)	2019	2018
Cash flows from operating activities:
Net income	$346,396	$395,944
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98,588	16,087
Loss (gain) on unrealized foreign exchange and other	12,794	3,895
Stock-based compensation expense	26,944	16,138
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(75,214)	36,079
Inventories	(5,091)	(55,738)
Other assets	(8,930)	(16,853)
Accounts payable	18,885	(14,765)
Deferred system revenue	(4,833)	(79,810)
Deferred service revenue	(4,337)	(13,325)
Other liabilities	91,043	93,753
Net cash provided by operating activities	496,245	381,405
Cash flows from investing activities:
Businesses acquisitions, net of cash acquired	(78,530)	(11,787)
Capital expenditures	(32,566)	(22,330)
Proceeds from disposition of non-marketable securities	1,086	—
Purchases of available-for-sale securities	(263,767)	—
Proceeds from sale of available-for-sale securities	25,449	91,238
Proceeds from maturity of available-for-sale securities	198,751	254,757
Purchases of trading securities	(9,021)	(4,619)
Proceeds from sale of trading securities	11,905	7,612
Net cash (used in) provided by investing activities	(146,693)	314,871
Cash flows from financing activities:
Common stock repurchases	(228,496)	(299,974)
Payment of dividends to stockholders	(121,636)	(122,757)
Issuance of common stock	114	—
Tax withholding payments related to equity awards	(23,538)	(26,961)
Payment of contingent consideration payable	(57)	—
Net cash used in financing activities	(373,613)	(449,692)
Effect of exchange rate changes on cash and cash equivalents	(3,585)	(1,452)
Net (decrease) increase in cash and cash equivalents	(27,646)	245,132
Cash and cash equivalents at beginning of period	1,015,994	1,404,382
Cash and cash equivalents at end of period	$988,348	$1,649,514
Supplemental cash flow disclosures:
Income taxes paid	$19,862	$24,962
Interest paid	$26,347	$537
Non-cash activities:
Business acquisition holdback amounts - investing activities	$—	$440
Contingent consideration payable - financing activities	$9,366	$3,102
Dividends payable - financing activities	$1,552	$4,783
Unsettled common stock repurchase - financing activities	$8,000	$7,812
Accrued purchase of land, property and equipment - investing activities	$16,074	$9,242

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our four reportable segments and reconciliation to total revenues for the indicated periods:

	Three months ended
(In thousands)	September 30, 2019	September 30, 2018
Revenues:
Semiconductor Process Control	$1,163,632	$1,069,959
Specialty Semiconductor Process	69,139	—
PCB, Display and Component Inspection(1)	178,552	23,615
Other	2,231	—
Total revenues for reportable segments	1,413,554	1,093,574
Corporate allocation and effects of foreign exchange rates	(140)	(314)
Total revenues	$1,413,414	$1,093,260
__________
(1) Revenues in the three months ended September 30, 2019 include a contribution from the Orbotech business. Revenues in the three months ended September 30, 2018 include the component inspection business only.

KLA Corporation
Condensed Consolidated Unaudited Supplemental Information
(In thousands, except per share amounts)
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended
		September 30, 2019	June 30, 2019	September 30, 2018
GAAP net income attributable to KLA		$346,525	$217,845	$395,944
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	73,363	102,807	5,551
Income tax effect of non-GAAP adjustments	b	(22,266)	(32,930)	(310)
Discrete tax items	c	—	983	(17,106)
Non-GAAP net income attributable to KLA		$397,622	$288,705	$384,079
GAAP net income (loss) per diluted share attributable to KLA		$2.16	$1.35	$2.54
Non-GAAP net income per diluted share attributable to KLA		$2.48	$1.78	$2.46
Shares used in diluted shares calculation		160,131	161,937	156,083

Pre-tax impact of GAAP to non-GAAP adjustments included in Condensed Consolidated Unaudited Statements of Operations

Acquisition - Related Charges
Three months ended September 30, 2019
Costs of revenues	$49,999
Selling, general and administrative	$23,364
Total in three months ended September 30, 2019	$73,363
Three months ended June 30, 2019
Costs of revenues	$75,805
Selling, general and administrative	$27,002
Total in three months ended June 30, 2019	$102,807
Three months ended September 30, 2018
Costs of revenues	$890
Selling, general and administrative	$4,661
Total in three months ended September 30, 2018	$5,551

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.
Acquisition-related charges primarily include amortization of intangible assets and other acquisition-related adjustments including adjustments for the fair valuation of inventory and backlog, and transaction costs associated with our acquisitions, primarily Orbotech. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA’s newly acquired and long-held businesses. Management believes that the other acquisition-related expenses are appropriate to be excluded because such costs would not have otherwise been incurred in the periods presented. Management believes excluding these items helps investors compare our operating performances with our results in prior periods as well as with the performance of other companies.

b.
Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

c.
Discrete tax items include charges associated with the acquisition of Orbotech as well as the income tax effects of an income tax expense from the enacted tax reform legislation through the Tax Cuts and Jobs-Act (the “Act”), which was signed into law on December 22, 2017, of which the impact is primarily related to the provisional tax amounts recorded for the transition tax on accumulated foreign earnings and the re-measurement of certain deferred tax assets and liabilities as a result of the enactment of the Act. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.